EXHIBIT NO. 32

      CERTIFICATION OF PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ticket To See, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the quarter ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Aidan Buckley, the Chief Executive Officer and Principal Financial Officer, hereby certifies pursuant to 18 U.S.C. Sec. 1350 as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 that, to the undersigned's knowledge:

     (1) the Report of the Company filed today fully complies with the requirements of Section 13(a) or (15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Date: November 12, 2013                By: /s/ Aidan Buckley
                                          --------------------------------------
                                       Name: Aidan Buckley
                                       Title: Chief Executive Officer
                                              Principal Financial Officer